AMENDMENT NO. 1 TO AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATATED ADVISORY AGREEMENT, made as of May 17, 2006, between WINTHROP REALTY TRUST, an Ohio business trust (f/k/a First Union Real Estate Equity and Mortgage Investments) (the “Trust”), and FUR ADVISORS LLC (the “Advisor”).

WHEREAS, the Trust and the Advisor are party to that certain Amended and Restated Advisory Agreement dated November 7, 2005 (the “Advisory Agreement”) pursuant to which the Advisor was retained to provide advisory services to the Company;

WHEREAS, the Trust and the Advisor desire to amend the Advisory Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein set forth, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Advisory Agreement.

2. Amendments to Advisory Agreement. Section 4.1(a) of the Advisory Agreement, is hereby amended by deleting the second sentence thereof in its entirety and inserting the following in lieu thereof

“If the amount determined for a calendar quarter pursuant to clause (ii) of the foregoing sentence exceeds the amount determined for such calendar quarter pursuant to clause (i) of the foregoing sentence, such excess amount shall be applied against future amounts due under this Section 4.1 and, if such excess amount is not fully applied against future amounts within eight calendar quarters, such amount then remaining shall be paid by the Advisor to FUR within 30 days of such determination.”

3. Miscellaneous. (a) Except as modified hereby, the Advisory Agreement remains in full force and effect and the provisions thereof are hereby ratified and confirmed.

(b) All references in the Advisory Agreement to “this Agreement”, “hereunder”, “hereto” or similar references, and all references in all other documents to the Advisory Agreement shall hereinafter be deemed references to the Advisory Agreement as amended hereby.

(c) This Amendment may be executed in one or more counterparts, all of which together shall for all purposes constitute one amendment, binding on all parties hereto, notwithstanding that the parties have not signed the same counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WINTHROP REALTY TRUST

By:

Peter Braverman President

FUR ADVISORS LLC

By:	FUR Holdings LLC Managing Member

	By:	WEM-FUR Investors LLC Managing Member

By:

Michael L. Ashner Managing Member

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